EXHIBIT 99






                           MERIDIAN DIAGNOSTICS, INC.
                           SAVINGS AND INVESTMENT PLAN


                              FINANCIAL STATEMENTS

                                      AS OF

                           DECEMBER 31, 1996 AND 1995


                                  TOGETHER WITH

                                AUDITORS' REPORT

                           MERIDIAN DIAGNOSTICS, INC.
                           SAVINGS AND INVESTMENT PLAN
                       INDEX TO ANNUAL REPORT ON FORM 11-K



                                                                        Page(s)
                                                                        -------
I.   Financial Statements

     (a)      Report of Independent Public Accountants                   F-3-F-4

     (b)      Statements of Net Assets Available for Plan
                 Benefits, with Fund Information                         F-5-F-6

     (c)      Statement of Changes in Net Assets Available
                  for Plan Benefits, with Fund Information               F-7

     (d)      Notes to Financial Statements                            F-8-F-12

     (e)      Schedule of Assets Held for Investment Purposes          F-13-F-15
                  as of December 31, 1996

     (f)      Schedule of Reportable Transactions for the                F-16
                  Year Ended December 31, 1996

                    Report of Independent Public Accountants


To the Administrative Committee of the
     Meridian Diagnostics, Inc.
     Savings and Investment Plan:

         We have audited the accompanying statements of net assets available for plan benefits, with fund information of the MERIDIAN DIAGNOSTICS, INC. SAVINGS AND INVESTMENT PLAN as of December 31, 1996 and 1995 and the related statement of changes in net assets available for plan benefits, with fund information, for the year ended December 31, 1996. These financial statements and the schedules, referred to below, are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits, with fund information of the Meridian Diagnostics, Inc. Savings and Investment Plan as of December 31, 1996 and 1995, and the changes in its net assets available for plan benefits, with fund information, for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes and Schedule of Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the

Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                    ARTHUR ANDERSEN LLP



Cincinnati, Ohio,
 April 15, 1997

                           MERIDIAN DIAGNOSTICS, INC.
                           SAVINGS AND INVESTMENT PLAN

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION

                             AS OF DECEMBER 31, 1996

                                                                                                                  NON-
                                                                                                              PARTICIPANT
                                                              PARTICIPANT DIRECTED                             DIRECTED
                               ------------------------------------------------------------------------------  --------
                                MONEY                        CONSERVATIVE AGGRESSIVE    INTER-      MERIDIAN     DEPOSIT
                               MARKET    INCOME    BALANCED    GROWTH      GROWTH      NATIONAL      STOCK        FUND
                                FUND      FUND       FUND       FUND        FUND      GROWTH FUND    FUND       (NOTE 1)     TOTAL
                               ------    ------    --------  ------------ ----------  -----------  ---------  ---------  ---------
Assets
  Cash and Cash
   Equivalents                $66,752   $ 6,524   $  54,848    $ 39,399   $     -    $      -        5,095   $  165,085   $ 337,703
                             --------  --------  ----------   ---------  ----------   --------    --------    ----------  ---------
  Investments,
   at market value
    Mutual Funds
      T. Rowe Price
        International
        Stock Fund                  -         -           -           -         -      933,875           -             -    933,875
      Twentieth Century
         Ultra Investors
         Fund                       -         -           -           -   1,110,471          -           -             -  1,110,471
    Equity Securities               -         -     509,172     871,622         -            -           -             -  1,380,794
    Bonds
      Federal Agency                -    45,094     109,218           -         -            -           -             -    154,312
      Corporate                     -   114,735     391,526           -         -            -           -             -    506,261
    Meridian Diagnostics
    Company Stock                   -         -           -          -          -            -      81,029             -     81,029
    Loans to Participants           -         -           -           -         -            -           -        76,681     76,681
                             --------  --------  ----------   ---------  ----------   --------    --------    ----------  ---------
                                    -   159,829   1,009,916     871,622   1,110,471    933,875      81,029        76,681  4,243,423
                             --------  --------  ----------   ---------  ----------   --------    --------    ----------  ---------
  Receivables:
      Employer Contributions    2,705     7,150      35,499      30,633      42,500     22,449       7,718      (145,715)     2,939
      Employee Contributions      321       910       4,541       4,701       7,097      2,702       1,497       (11,727)    10,042
      Loan Payments               213       179       2,585       1,991       2,687      1,690         344        (6,685)     3,004
      Accrued Income              144     2,212       9,382       1,352      65,377     27,099         820          (958)   105,428
                             --------  --------  ----------   ---------  ----------   --------    --------    ----------  ---------
                                3,383    10,451      52,007      38,677     117,661     53,940      10,379      (165,085)   121,413
                             --------  --------  ----------   ---------  ----------   --------    --------    ----------  ---------
Net Assets Available for
   Plan Benefits              $70,135  $176,804  $1,116,771   $ 949,698  $1,228,132   $987,815     $96,503    $   76,681 $4,702,539
                             ========  ========  ==========   =========  ==========   ========    ========    =========== =========

The accompanying notes to financial statements are an integral part of this statement.

                           MERIDIAN DIAGNOSTICS, INC.
                           SAVINGS AND INVESTMENT PLAN
   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION

                             AS OF DECEMBER 31, 1995


                                                                                                       NON-
                                                                                                   PARTICIPANT
                                                              PARTICIPANT DIRECTED                  DIRECTED
                               -------------------------------------------------------------------- --------
                                MONEY                        CONSERVATIVE AGGRESSIVE    INTER-        DEPOSIT
                               MARKET    INCOME    BALANCED    GROWTH      GROWTH      NATIONAL        FUND
                                FUND      FUND       FUND       FUND        FUND      GROWTH FUND    (NOTE 1)      TOTAL
                               ------    ------    --------  ------------ ----------  -----------   ---------    ---------


Assets
  Cash and cash equivalents    $50,141  $  16,973  $ 29,185   $  28,658   $        -    $     -     $ 176,848   $ 301,805
                              --------   --------  --------    --------   ----------   --------   -----------  ----------
  Investments, at market
   value
    Mutual funds
      T. Rowe Price
        International
        Stock Fund                   -          -         -           -            -    460,850             -     460,850
      Twentieth Century
        Ultra Investors
        Fund                         -          -         -           -    1,150,830          -             -   1,150,830
    Equity Securities                -          -   404,293     620,007            -          -             -   1,024,300
    Bonds
      Federal Agency                 -     25,125    49,875           -            -          -             -      75,000
      Corporate                      -    100,094   296,456           -            -          -             -     396,550
    Meridian Diagnostics
    Company Stock                    -          -         -           -            -          -             -
  Loans to participants              -          -         -           -            -          -        73,910      73,910
                              --------   --------  --------    --------   ----------   --------   -----------  ----------
                                     -    125,219   750,624     620,007    1,150,830    460,850        73,910   3,181,440
                              --------   --------  --------    --------   ----------   --------   -----------  ----------
  Receivables:
      Employer contributions     4,907      7,922    43,694      33,441       41,951     20,638      (140,000)     12,553
      Employee contributions       770      1,620     8,491       8,340       11,507      5,866       (27,950)      8,644
      Loan payments                286        878     2,821       2,877        3,937      1,170        (7,907)      4,062
      Accrued income                31      1,559     5,759         859       57,543     14,459          (991)     79,219
                              --------   --------  --------    --------   ----------   --------   -----------  ----------
                                 5,994     11,979    60,765      45,517      114,938     42,133      (176,848)    104,478
                              --------   --------  --------    --------   ----------   --------   -----------  ----------
Liabilities
     Payables                        -          -         -           -            -          -         5,044       5,044
                              --------   --------  --------    --------   ----------   --------   -----------  ----------
Net Assets Available
 for Plan Benefits            $56,135    $154,171  $840,574    $694,182   $1,265,768   $502,983   $    68,866  $3,582,679
                              =======    ========  ========    ========   ==========   ========   ===========  ==========


The accompanying notes to financial statements are an integral part of this statement.

                           MERIDIAN DIAGNOSTICS, INC.
                           SAVINGS AND INVESTMENT PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS,
                             WITH FUND INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                                                                  NON-
                                                                                                              PARTICIPANT
                                                              PARTICIPANT DIRECTED                             DIRECTED
                               ------------------------------------------------------------------------------  --------
                                MONEY                        CONSERVATIVE AGGRESSIVE    INTER-      MERIDIAN     DEPOSIT
                               MARKET    INCOME    BALANCED    GROWTH      GROWTH      NATIONAL      STOCK        FUND
                                FUND      FUND       FUND       FUND        FUND      GROWTH FUND    FUND       (NOTE 1)     TOTAL
                               ------    ------    --------  ------------ ----------  -----------  ---------  ---------  ---------
Additions:
  Interest and dividends     $ 3,292    $  9,702  $   42,571   $ 16,480   $     414   $ 12,394     $   643    $ 9,563    $    95,059
  Realized and unrealized
    net gains (losses)             -        (295)     63,758    116,684     158,508     89,633       8,544          -        436,832
  Rollover contributions           -         888      21,293     30,918      19,309     12,133       3,624          -         88,165
  Contributions-                                                                                                             -
      Employer                 5,457      12,566      65,448     58,886      78,586     40,297      13,878          -        275,118
      Employee                 6,113      11,892      69,553     71,429      98,412     46,150      15,816          -        319,365
                             -------    --------   ---------   --------   ---------   --------     -------    -------     ----------
        Total Additions       14,862      34,753     262,623    294,397     355,229    200,607      42,505      9,563      1,214,539


Deductions:
  Distributions to
   participants                  170       4,178      23,011      7,400      27,762      7,532          42     (5,044)        65,051
  Plan expenses                  325       1,804      10,242      8,548       5,450      3,108         151          -         29,628
                             -------    --------   ---------   --------   ---------   --------     -------    -------     ----------
        Total Deductions         495       5,982      33,253     15,948      33,212     10,640         193     (5,044)        94,679


Net participant loan
  activity                     1,030       1,526           9      2,874      (1,020)       572       1,801     (6,792)             -
Transfers in (out)            (1,397)     (7,664)     46,818    (25,807)   (358,633)   294,293      52,390          -              -
                             -------    --------   ---------   --------   ---------   --------     -------    -------     ----------
        Net increase
        (decrease)            14,000      22,633     276,197    255,516     (37,636)   484,832      96,503      7,815      1,119,860

Net Assets Available for
   Plan Benefits
  Beginning of year           56,135     154,171     840,574    694,182   1,265,768    502,983           -     68,866      3,582,679
                             -------    --------   ---------   --------   ---------   --------     -------    -------     ----------
  End of year                $70,135    $176,804  $1,116,771   $949,698  $1,228,132   $987,815     $96,503    $76,681     $4,702,539
                             =======    ========  ==========   ========  ==========   ========     =======    =======     ==========


The accompanying notes to financial statements are an integral part of this statement.

                                                     Meridian Diagnostics, Inc.
                                                    Savings and Investment Plan
                                                                       Plan 001
                                                               EIN:  31-0888197
                                                                 1996 Form 5500

                           MERIDIAN DIAGNOSTICS, INC.
                           SAVINGS AND INVESTMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995


(1)       Plan Description-

          The following description of the Meridian Diagnostics, Inc. Savings and Investment Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

          (a) General--The Plan became effective October 1, 1983, and was amended and restated effective as of May 1, 1994. The Plan is available to all full-time employees of Meridian Diagnostics, Inc. (the Company) who have met certain service requirements as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Ohio Company serves as the Trustee and recordkeeper.

          (b) Contributions--Participants may make voluntary contributions to the Plan on a before tax basis (401(k) contributions or deferrals) subject to stipulated maximums. In addition, the Company, at its discretion, may make matching and/or profit sharing contributions to the Plan. For the Plan year ended December 31, 1996 and 1995, the Company matched 100% of employee contributions up to 3% of participant earnings. For the Plan year ended December 31, 1996 and the Plan year ended December 31, 1995, the Company made profit sharing contributions of $140,600 and $140,000, respectively.

          (c) Participant Accounts--Each participant's account is credited with the participant's voluntary contributions and an allocation of the Company's discretionary contributions and plan earnings. Allocations are based on participant earnings (profit sharing contributions) or account balances (Plan earnings), as defined. Participants are entitled to the benefit that can be provided from their participant account based on vesting requirements as defined in the Plan agreement.

          (d) Vesting--Participants are immediately vested in their voluntary contributions and earnings thereon and vest in the Company's discretionary contributions and earnings thereon as follows:

                YEARS OF SERVICE                             PERCENTAGE VESTED
                ----------------                             -----------------

                  Less than 2                                         0%
                  2                                                  20%
                  3                                                  40%
                  4                                                  60%
                  5                                                  80%
                  6 or more                                         100%

          (e) Investment Options--Participants may direct their contributions and Company matching and profit sharing contributions to be invested into one or more selected funds. Participants may change their investment options quarterly. The investment options are as follows:

               - Money Market Fund - Funds are invested in the Cardinal Governmental Security Trust Money Market Fund.

               -    Income  Fund  -  Funds  are   invested   primarily  in  U.S.
                    Government and corporate bonds which are A rated or better, with an average maturity not exceeding ten years.

               - Balanced Fund - Funds are invested in common stocks and quality U.S. Government or corporate bonds which are A rated or better.

               -    Conservative Growth Fund - Funds are invested in diversified
                    equity  investments   designed  to  provide  above  average,
                    long-term total returns.

               - Aggressive Growth Fund - Funds are invested in the Twentieth Century Ultra Investors Fund. This fund invests primarily in common stocks which have a better than average prospect for appreciation. The fund focuses on medium-sized and smaller companies.

               - International Growth Fund - Funds are invested in the T. Rowe Price International Stock Fund. This fund invests primarily in common stocks of established non-U.S. companies in developed, newly industrialized, and emerging countries throughout the world.

               - Meridian Stock Fund - Funds are invested in Meridian Diagnostics, Inc. common stock.

               - Deposit Fund - Contributions to the Plan are invested in cash and cash equivalents in this fund until reinvested in the funds directed by the participants. It also includes activity related to participant loans. Participant loans bear interest at rates ranging from 6% to 10%, are secured by the vested portion of the participants account, and are generally repayable in 5 years. As of December 31, 1996, $165,084 of cash had been received but not allocated to the individual funds. Such amounts are shown as a receivable in the individual funds with a corresponding payable in the deposit fund.

          (f) Payment of Benefits--Participants become eligible for benefit payments upon retirement, termination, disability or death. Participants may elect a lump sum payment, equal installments over a period of time or an annuity. Benefits are recorded when paid.

          (g) Expenses of the Plan--The Plan pays the trust and investment fees of the Plan and the Company provides certain administrative services at no cost to the Plan.

          (h) Forfeitures--Forfeitures may be allocated to participants, or used to reduce employer contributions.


(2)       Significant Accounting Policies-

          (a) Basis of Accounting--The accompanying financial statements are prepared on the accrual basis of accounting. The financial statements are prepared in accordance with generally accepted accounting principles, which require the use of estimates by management in the determination of assets, liabilities, and income. Actual results could differ from those estimates.

          (b) Investment Valuation--The Plan's investments are stated at fair market value based upon quoted market prices. Unrealized valuation gains and losses are reflected currently in the statements of changes in net assets available for plan benefits. Realized gains and losses are computed on the specific identification basis.

          (c) Realized and Unrealized Gains and Losses--In accordance with Department of Labor regulations, realized and unrealized gains and losses are based on the value of investments at the beginning of the plan year or at the time of purchase, if purchased during the year.

          (d) Reclassifications--Certain reclassifications have been made to prior year financial statements in order to conform with the current year presentation.


(3)       Tax Status-

          The trust established under the Plan is qualified under the Internal Revenue Code (IRC) as exempt from Federal income taxes. Although the Plan has received a favorable determination letter from the Internal Revenue Service (IRS) it has not been updated for the latest plan amendments. However, the plan administrator believes that the Plan was designed and is being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt for the years ended December 31, 1996 and 1995.


(4)       Priorities Upon Termination of the Plan-

          Although it has not expressed any interest to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event the Plan is terminated, the interest of all participants would immediately vest and become nonforfeitable based upon the then current individual account balances at the date of termination.


(5)       Reconciliation to Form 5500-

          As of December 31, 1996 and 1995, the Plan had $15,554 and $46,503, respectively, of pending distributions to participants who elected to withdraw from the Plan. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statements of net assets available for benefits in accordance with generally accepted accounting principles.

          The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 1996 and 1995:


                                                            NET ASSETS AVAILABLE
                                                             FOR PLAN BENEFITS
                                     BENEFITS                  DECEMBER 31,
                                    PAYABLE TO   BENEFITS   --------------------
                                   PARTICIPANTS    PAID       1996      1995
                                   ------------ ----------  -------- ----------

        Per financial statements     $     -   $ 65,051  $4,702,539  $3,582,679
        Accrued benefit payments     (24,798)    24,798     (24,798)    (46,503)
        Reversal of 1995 accrual
           FOR benefit payments            -    (46,503)          -           -
        Other differences                  -     (1,506)       (397)          2
                                    --------   --------  ----------  ----------
        Per Form 5500               $(24,798)  $ 41,840  $4,677,344  $3,536,178
                                    ========   ========  ==========  ==========


(6)       Additional Information-

          The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1996 and 1995 are as follows:

                                                                DECEMBER 31,
                                                              1996       1995
                                                          ----------  ----------
          Twentieth Century Ultra Investors Fund          $1,110,471  $1,150,830

          T. Rowe Price International Stock Fund          $  933,875  $  460,850

                            MERIDIAN DIAGNOSTICS INC
                            SAVINGS & INVESTMENT PLAN
           ITEM 27(A)-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1996

                IDENTITY OF                  SHARES/
          ISSUER/ASSET DESCRIPTION          PAR VALUE        COST         MARKET
---------------------------------------     ---------      ---------    --------

                   BONDS

Federal Agency
---------------------------------------
Federal National Mtg Assoc                      250         $25,000      $24,500
Federal Home Loan Mtg                           200          19,981       20,594
Federal National Mtg Assn                       250          25,000       24,500
Federal National Mtg Assn                       250          24,938       23,500
Federal Home Loan Mtg                           300          29,972       30,891
Federal Home Loan Mtg Corp                      300          30,000       30,327
                                              -----         -------      -------
Total Federal Agency                          1,550         154,891      154,312

Corporate Debt
---------------------------------------
American General Finance Corp                   500          49,857       50,430
Avco Financial Service                          250          24,872       25,715
Bank of New York                                250          24,775       27,352
Bankamerica Corp                                500          50,000       52,750
Chrysler                                        500          46,750       49,328
Ford Motor Credit                               250          25,263       25,504
Ford Motor Credit Global                        500          49,937       50,789
General Motors Acceptance Corp                  150          14,923       15,188
IBM Corp                                        500          49,438       50,219
Lehman Brothers Inc                             540          54,432       54,270
Norwest Financial Inc                           250          24,945       25,866
Nova Gas Transmission                           250          24,936       27,070
Tyco International LTD                          500          49,961       51,780
                                              -----         -------      -------
Total Corporate Debt Bonds                    4,940         490,089      506,261
                                              -----         -------      -------

Total Bonds                                   6,490         644,980      660,573
                                              -----         -------      -------

                  EQUITIES

Common Stock
---------------------------------------
Ahmanson H F & Co                               800          27,300       26,000
American International Group                    450          28,463       48,713
Amoco                                           200          12,175       16,125
Atmel Corp                                      400          12,667       13,250
Avery Dennison Corp                            1200          24,963       42,450
Burlington Northern Santa Fe                    300          23,638       25,913
Cisco Systems Inc                               300          19,650       19,088
Citicorp                                        300          29,963       30,900
Coca Cola Company                               600          29,547       31,575
Colgate Palmolive                               250          22,082       23,063
Columbia HCA Healthcare                         525          18,813       21,394
Compaq Computer Corp                            300          11,976       22,313
Computer Science Corp                           250          19,469       20,531
CWM Mortgage Holdings                         3,100          27,450       66,650
E I Dupont                                      150          13,445       14,119
Emerson Electric Co                             200          12,050       19,375
Exxon Corp                                      300          25,650       29,400
Federal National Mortgage Assn                 1300          22,669       48,913
Fisher Scientific                               650          24,925       30,550
General Electric Co                             450          21,138       44,494
Gillette Company                                400          14,550       31,100
Hewlett Packard Co                              550          27,385       27,638
Intel Corp                                      200          14,763       26,188
International Business Machine                  150          22,333       22,725
Johnson & Johnson                               550          24,315       27,363
Lowes Companies Inc                             500          18,813       17,813
Lucent Technologies                             600          21,958       27,750
McDonalds Corp                                  450          21,656       20,419
Medtronic Inc                                   200           9,743       13,600
Merck & Co                                      500          32,188       39,813
Microsoft Corp                                  200          11,788       16,525
Mobil Corp                                      200          22,177       24,450
Monsanto Co                                     600          24,026       23,325
Morton International Inc Ind                    250           6,938       10,188
National City Corp                              850          30,028       38,144
New York Times Class A                          600          19,990       22,800
Pepsico Inc                                     500          15,532       14,625
Pfizer Inc                                      500          20,406       41,500
Potash Corp Sask Inc                            400          26,133       34,000
Proctor & Gamble Co                             500          31,360       53,813
Royal Dutch 5 Guilder                           100          15,513       17,075
Schlumberger LTD                                200          13,450       19,974
The Gillette Co                                 300          10,975       23,324
Toys R Us                                       500          15,500       14,937
Transocean Offshore Inc                         200          12,988       12,524
Tribune Co                                      200          15,072       15,774
Tyco International Ltd                          550          12,684       29,080
US Robotics Corp                                300          20,794       21,600
Walt Disney Company                             500          31,557       34,874
Williams Companies                             1125          34,031       42,187
Worldcom Inc                                    800          17,419       20,850
                                             ------       ---------    ---------

Total Equities                               25,500       1,044,098    1,380,794
                                             ------       ---------    ---------

                MUTUAL FUNDS
---------------------------------------

Twentieth Century Ultra Investors Fund       39,533         891,400    1,110,471
T. Rowe Price International Stock Fund       67,672         859,616      933,875
                                            -------       ---------    ---------
Total Mutual Funds                          107,205       1,751,016    2,044,346
                                            -------       ---------    ---------


              PROMISSORY NOTE
---------------------------------------

Participant loans, interest at
6% to 10%                                    76,681          76,681       76,681



              EMPLOYER'S STOCK
---------------------------------------

*Meridian Diagnostics Inc.
Common Stock                                  6,233          72,495       81,029
                                            -------       ---------    ---------

Total Assets held for Investment            222,109      $3,589,270   $4,243,423
                                            =======      ==========   ==========

  *Represents a party in-interest.

                           MERIDIAN DIAGNOSTICS, INC.
                           SAVINGS AND INVESTMENT PLAN


                ITEM 27(D) - SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                        CURRENT VALUE
                                                                                          OF ASSET
                              DESCRIPTION       PURCHASE      SELLING       COST OF     ON TRANSACTION    NET GAIN
IDENTITY OF PARTY INVOLVED     OF ASSET          PRICE         PRICE         ASSET         DATE (A)        (LOSS)
--------------------------    -----------       --------      -------     ----------   ----------------    --------
Reportable Transactions
      by Series:
-----------------------
Cardinal Government
   Securities Trust            Money Market    $2,996,828   $       -     $2,996,828       $2,996,828      $     -
Cardinal Government
   Securities Trust            Money Market             -    2,965,807    $2,965,807        2,965,807            -

Hewlett Packard Co.            Common Stock        80,480            -       80,480           80,480            -
Hewlett Packard Co.            Common Stock             -      102,364        76,308          102,364       26,056

Twentieth Century Ultra        Mutual Fund        239,139            -      239,139          239,139            -
Twentieth Century Ultra        Mutual Fund              -      371,275       273,902          371,275       97,373

T. Rowe Price International    Mutual Fund        399,137            -       399,137          399,137            -

(A) The current value of all assets acquired or disposed of, at the time of acquisition or disposition, is equal to the purchase price or selling price, respectively.